                                                                    Exhibit 3.5a

                            ARTICLES OF ORGANIZATION
                                       OF
                          BERNEY OFFICE SOLUTIONS, LLC

          Pursuant to the Alabama Limited Liability Company Act (the "Act"), the undersigned hereby adopts the following articles of organization.

                                    Article I

          The name of the limited liability company (the "Company") is "Berney Office Solutions, LLC."

                                   Article II

          The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

                                   Article III

          The street address of the registered office of the Company is 2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36109 and the name of the registered agent of the Company at that office is the Corporate Company.

                                   Article IV

          The names of the initial member is Global Imaging Systems, Inc., and its address is 3820 North Dale Boulevard, Suite 200A, Tampa, Florida 33624. The name of the organizer of the Company is Christopher Hagan and his address is c/o Hogan & Hartson L.L.P., 555 13/th/ St., N.W., Washington, D.C. 20004.

                                    Article V

          The names and addresses of the managers who are to serve until the first annual meeting of members or until their successors are elected and qualify are:

Name                              Address
-------------------               --------------------------------
Thomas S. Johnson                 c/o Global Imaging Systems, Inc.
                                  3820 North Dale Boulevard
                                  Suite 200A
                                  Tampa, Florida 33624
Raymond Schilling                 c/o Global Imaging Systems, Inc.
                                  3820 North Dale Boulevard
                                  Suite 200A
                                  Tampa, Florida 33624

                                   Article VII

          The Company was converted from an Alabama corporation pursuant to
Section 10-15-3 of the Alabama Business Entities Conversion and Merger Act (the "Conversion"). The former name of the converting entity was Berney, Inc. The Conversion was approved pursuant to Section 10-15-3 of the Alabama Business Entities Conversion and Merger Act by written consent of the sole stockholder of Berney, Inc. on March 12, 2002.

                                  Article VIII

          These Articles of Organization, as well as the Conversion, shall be effective on April 1, 2002.

                                   Article IX

            The address of the public office where these Articles of Organization, as well as the Articles of Dissolution of Berney, Inc., are being filed is the Judge of Probate, Montgomery County, P.O. Box 223, Montgomery, Alabama, 36101-0223.

          IN WITNESS THEREOF, the undersigned sole member executed these Articles of Organization on the date first set forth above.


                                        By:     /s/  Christopher J. Hagan
                                           -------------------------------------
                                                        Organizer


                 Signature Page to the Articles of organization
                         of Berney Officer Solution, LLC